Exhibit 10.1

LOAN AGREEMENT

This Agreement is made this 6th day of June 2011 by and between:

BZINFIN, S.A., hereinafter referred to as “the Creditor", an international business corporation organized and existing under the laws of the British Virgin Islands, and

ENER1, INC., hereinafter referred to as “the Borrower", a company incorporated in accordance with the laws of the State of Florida, U.S.A., hereinafter jointly referred to as the “Parties”.

Hereby the Parties have entered into the present Loan Agreement on the following terms and conditions:

1.TERMS AND DEFINITIONS

“Agreement" means this Loan Agreement between the Parties, including the attachments hereto;

"Loan" means the loan made available by the Creditor to the Borrower under this Agreement;

"Business Day" means the day when lending institutions in the payer’s location perform banking operations;

"Date of Drawdown" means the date on which the full amount of the Loan is transferred to the account of the Borrower;

"Event of Default”  means one of the events referred to in Article 7 of this Agreement;

“Applicable Legislation” means the laws of the State of New York, U.S.A., applicable to contracts made and to be performed entirely within the State of New York.

2. LOAN

2.1. Under the terms of this Agreement the Creditor shall provide to the Borrower a loan equal to US$2,241,410.00, and the Borrower shall be required to repay to the Creditor the Loan granted, as well as interest for its use, in accordance with the procedure and within the deadline specified by the Agreement.

2.2.  The Borrower has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors (or a duly authorized committee thereof) of Borrower has taken all action required by applicable law to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and this Agreement is, upon execution by Borrower, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Borrower will not violate any provision of applicable law or of the articles of incorporation or by-laws of Borrower, or result in a breach of or constitute a default under any material agreement, indenture or other instrument to which Borrower is and/or any of its assets or properties are subject.

3. INTEREST

3.1. The Loan interest provided hereby shall be 14.00% (fourteen percent) per annum.

4. CALCULATION OF PERIODS

4.1. The amount of the payment obligations based on running periods shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

5. TERM OF THE LOAN

5.1. The amount of the Loan granted, as well as interest for its use, shall be repaid to the Creditor not later than on July 15, 2011.

5.2. The Borrower shall repay the Loan to the Creditor by transferring the necessary amounts set forth in Clause 5.1 of the Agreement to the bank account specified by the Creditor.

5.3. The Borrower shall be entitled to repay the Loan, and the interests accrued, in full or in part prior to the end of the term of the Loan without penalty or premium by transferring the respective amount to the Creditor’s bank account.

6. LIABILITY OF THE PARTIES

6.1. The Parties shall be held liable in accordance with the Applicable Legislation for non-fulfillment or improper fulfillment of their obligations under this Agreement.

7. EVENTS OF DEFAULT

7.1. An Event of Default shall arise upon the occurrence of any of the following events:

7.1.1 If the Borrower defaults (fails to execute or improperly executes) in performance of any payment obligations hereunder and such default continues for a period of 5 (five) Business Days from the date of receipt by the Borrower of the relevant notification of such default from the Creditor;

7.1.2. If the Borrower defaults in the observance or performance of any other material term or condition of this Agreement and the Borrower fails to remedy or take action to remedy such default within 30 (thirty) business days after notice by the Creditor to the Borrower of such default;

7.1.3. If bankruptcy proceedings are initiated against the Borrower in court, or an authorized body of the Borrower, a court or an authorized state or other authority passes a resolution or decision providing for liquidation or reorganization of the Borrower, or the Borrower’s business activity (or any substantial part thereof) shall be suspended by an act (decision, regulation, decree) of a competent federal, municipal or judicial authority or the Borrower fails to obtain any license required for the Borrower’s core business activity or the term of the above license (if any) expires, the license (if any) shall be revoked during the term of this Agreement.

7.2. If an Event of Default specified in Clause 7.1 occurs, the Creditor shall be entitled:

a) to notify the Borrower that this Agreement is terminated as of such date as is specified by the Creditor; and

b) to require that any and all amounts owed by the Borrower pursuant to this Agreement be immediately paid to the Creditor.

8. OFFSETS. TAXES

8.1. All amounts payable by the Borrower to the Creditor under this Agreement relating to the Loan shall be fully paid without any offsets or counterclaims.

9. OTHER OBLIGATIONS OF THE BORROWER

The Borrower shall be obligated to the Creditor as follows within the term of this Agreement:

9.1. Not to assign or transfer any of its rights or obligations under this Agreement to third parties without the prior written consent of the Creditor;

9.2. To inform the Creditor or otherwise publicly disclose promptly of any material changes relating to the Borrower, including but not limited to: changes to the structure of its charter capital, organizational and legal form, the nature of management (including, in particular, any change in the name, mergers, or any reorganization of the company), as well as of any other circumstances that may substantially affect the volume and the valuation of assets, or result in a substantial increase in the obligations of the Borrower.  The Creditor acknowledges and agrees that any such information that is not publicly disclosed may be deemed material non-public information and subject the Creditor to trading restrictions in the Borrower’s securities under U.S. securities laws and regulations.

10. INVALIDITY OF PROVISIONS

10.1. If any provision of this Agreement is or becomes invalid, ineffective, unenforceable or illegal for any reason, this shall not affect the validity or enforceability of any or all of the remaining provisions of this Agreement. In such case, the Parties shall forthwith enter into good-faith negotiations to amend such provisions in such a way that, as amended, the Agreement is valid and legal and to the maximum extent possible carries out the original intent of the Parties.

11. EXCHANGE OF INFORMATION

11.1 Any notice, demand, document  or communication under or in connection with this Agreement (hereinafter, “the Documents”) shall be made in writing in the English language or, if originally prepared or required to be prepared in any other language, accompanied by a notarized translation into English.

11.2 The Documents shall be sent by registered mail letter, courier, or fax to the notice addresses set forth beneath the addressee’s signature below. All such Documents, if duly given or made, shall be effective upon receipt, provided that if they are sent by telefax they shall be deemed to be received on the next Business Day following the transmission provided that the addressee's answerback shall have been received by the sender.

12. APPLICABLE LAW.
DISPUTE RESOLUTION

12.1. This Agreement shall be governed by and construed in accordance with the Applicable Legislation.

12.2. Any controversy or claim arising out of or relating to this Agreement shall be referred to the state and federal courts of the State of New York, U.S.A. sitting in the City and County of New York.

13. OTHER PROVISIONS

13.1. This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction (including, without limitation, any pre-contractual negligent or innocent misrepresentation by the Parties).  Any amendment hereto or waiver of any of the terms hereof shall be in writing, and shall be signed by each party to be bound or burdened thereby. This Agreement shall be valid from the Date of Drawdown and shall remain in effect until the Parties fulfill their obligations hereunder in full.

13.2. The headings used in this Agreement are merely for convenience and shall not be used for purposes of interpretation of this Agreement.

In witness thereof, the following representatives of the above-mentioned Parties signed this Agreement on the 6th day of June, 2011.

Creditor:		Borrower:

BZINFIN, S.A.		ENER1, INC.

By:	/s/ Patrick Bittel	By:	/s/ Charles Gassenheimer
Name: Patrick Bittel		Charles Gassenheimer
Title: Proxy Holder		Chief Executive Officer

Notice Address:		Notice Address:
c/o BUDIN & PARTNERS		1540 Broadway, Suite 25C
20, rue Senebier		New York, NY 10036
1211 Geneva 12		U.S.A.
Switzerland		Attn: Chief Executive Officer
Attn. Patrick Bittel		Tel: (212) 920-3500
Tel: +41-22-818-08-08/		Fax: (212) 920-3510
Fax : +41-22-818-08-18